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EXHIBIT 99.2

FIRST ASSOCIATIONS BANK

Proxy for Special Meeting of Shareholders on                                     , 2012

Solicited on behalf of the board of directors

        The undersigned hereby appoints Michael A. Kowalski and Joe Alcantar, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock of First Associations Bank which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of First Associations Bank, to be held at         [  ].m., Central Time, on                                     , 2012 at the First Floor Conference Room, Coit Central Tower, 12001 North Central Expressway, Dallas, Texas 75243 and at any adjournments or postponements thereof as follows:

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF SHAREHOLDERS OF
FIRST ASSOCIATIONS BANK
                        , 2012

Proxy Voting Instructions

MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible.
 IN PERSON—You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

– Please detach along perforated line and mail in the envelope provided. –

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	To approve the Agreement and Plan of Reorganization dated as of October 15, 2012, among Pacific Premier Bancorp, Inc., Pacific Premier Bank and First Associations Bank; and	[ ]	[ ]	[ ]
2.
	To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Agreement and Plan of Reorganization.	[ ]	[ ]	[ ]

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.
THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM FIRST ASSOCIATIONS BANK PRIOR TO THE EXECUTION OF THIS PROXY OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT/PROSPECTUS DATED , 2012.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder:	Date:

Signature of Shareholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, trustee or guardian, please five full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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  EXHIBIT 99.2